UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2022

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

Series B Preferred Stock Purchase Agreement

On November 14, 2022, Charah Solutions, Inc. (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”), by and between the Company and Charah Preferred Stock Aggregator, LP (the “Investor”), an affiliate of Bernhard Capital Partners Management, LP (“BCP”), pursuant to which the Company issued and sold to Investor, and Investor purchased from the Company, 30,000 shares of the Company’s preferred stock, par value $0.01 per share, designated as “Series B Preferred Stock” (the “Series B Preferred Stock”), having terms set forth in the Certificate of Designations (the “Certificate”), a form of which is an exhibit to the Preferred Stock Purchase Agreement. The consideration for the purchase of the Series B Preferred Stock was approximately $28.8 million.

The Series B Preferred Stock ranks senior to the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) and Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) with respect to rights on liquidation, winding up and dissolution.

Each share of Preferred Stock was issued with a Liquidation Preference (as defined in the Certificate) of $1,000.00, for a total initial value of $30,000,000.00. The Series B Preferred Stock will be convertible at the option of the holders at any time after the three month anniversary of the issuance of the Series B Preferred Stock into the amount of shares of Common Stock per share of Series B Preferred Stock (such rate, the “Conversion Rate”) equal to the quotient of (i) $1,000.00 divided by (ii) a conversion price of $1.74 per share of Common Stock (the “Conversion Price”), subject to customary anti-dilution adjustments.

At any time following the three year anniversary of issuance of the Series B Preferred Stock, the Company may give 30 days’ notice to the holders of the Series B Preferred Stock that it intends to cause the conversion of the Series B Preferred Stock at the Conversion Rate, provided the closing sale price of the Common Stock equals or exceeds 120% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of the Company’s notice to convert and subject to certain other requirements. Upon delivery of such notice, each holder of the Series B Preferred Stock proposed to be converted will have the option, at its discretion, to have its Series B Preferred Stock converted at the then-applicable Conversion Rate or redeemed in cash at the then-applicable Redemption Price (as defined below).

At any time following the three-year anniversary of the issuance of the Series B Preferred Stock, the Company may redeem the Series B Preferred Stock, in whole or in part, for an amount in cash equal to the greater of (i) the closing sale price of the Common Stock on the date the Company delivers such notice multiplied by the number of shares of Common Stock issuable upon conversion of the outstanding Series B Preferred Stock and (ii) $1,000.00 per share of Series B Preferred Stock (the “Redemption Price”).

At any time following the 30-month anniversary of the issuance, the holders of the Series B Preferred Stock will have the option to require the Company to redeem any or all of the then-outstanding shares of Series B Preferred Stock for cash consideration equal to $1,000.00 per share of Series B Preferred Stock. If the Company is not able to effect this redemption as requested, a 12% payable-in-kind dividend would accrue on the applicable Liquidation Preference until paid.

For so long as any shares of Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock will be entitled to either (i) appoint one director to our board of directors or (ii) one non-voting observer to our board of directors. Any director or board observer appointed by the holders of the Series B Preferred Stock will have representation on each committee of the board of the Company, subject to applicable legal and stock exchange requirements.

Until conversion, the holders of the Series B Preferred Stock will vote together with the Company’s Common Stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Series B Preferred Stock.

Effective as of the Closing, the Company has granted BCP certain additional board designation rights which have the effect of increasing BCP’s existing designation rights contemplated by the Stockholders’ Agreement, dated June 18, 2018, by and among the Company, Bernhard Capital Partners Management, LP, CEP Holdings, Inc., and the stockholders identified on the signature pages thereto. These additional designation rights allow BCP to designate directors based on the amount of our Common Stock owned by BCP and its affiliates, including shares of Series A Preferred Stock and Series B Preferred Stock on an as-converted basis.

In connection with the Preferred Investment, we expect certain of the Company’s subsidiaries to enter into an exchange agreement with Charah Preferred Stock Aggregator, LP, in substantially the form attached as an exhibit to the Preferred Stock Purchase Agreement, pursuant to which certain real property will be transferred to Charah Preferred Stock Aggregator, LP or an affiliate thereof in exchange for the cancellation of debt.

The foregoing summary of the Preferred Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Preferred Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement Amendment

In connection with the Stock Purchase Agreement and the transactions contemplated thereby (together, the “Preferred Investment”), on November 14, 2022, the Company amended its existing registration rights agreement, as previously amended (the “Registration Rights Agreement Amendment”) with BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP, Charah Holdings LP and Charah Preferred Stock Aggregator, LP (the “Holders”) in order to grant to the Investor the registration rights applicable to the other BCP-affiliated parties thereto with respect to the Company’s Common Stock into which the Series B Preferred Stock is convertible.

The foregoing description of the Registration Rights Agreement Amendment is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Amendment

On November 14, 2022, the Company entered into Amendment No. 2 to Credit Agreement (the “Credit Agreement Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and certain subsidiary borrowers and subsidiary guarantors named therein. The Credit Agreement Amendment, among other things:

(i) permits the Company to issue the Preferred Stock, including certain rights with respect to paying dividends and making redemptions with respect thereto;

(ii) replaces LIBOR as the benchmark rate with Term SOFR;

(iii) increases the applicable margin with respect to SOFR loans and base rate loans by 50 basis points;

(iv) modifies the “Covenant Testing Period” definition, which definition is used in determining when the fixed charge coverage ratio is tested, such that the period on which such Covenant Testing Period commences is the day on which (A) excess availability is less than the greater of (x) 12.5% of the line cap and (y) $3.5 million or (B) the sum of excess availability plus suppressed availability (“suppressed availability” being the lesser of $2 million and the sum of the borrowing base minus the aggregate revolving commitment) is less than the lesser of (i) $7.5 million and (ii) the PP&E Component (as defined in the Credit Agreement Amendment), and ending the business day after both (a) excess availability has exceeded the greater of (1) 12.5% of the line cap and (2) $3.5 million and (b) the sum of excess availability plus suppressed availability has exceeded the lesser of (1) $7.5 million and (2) the PP&E Component, for a period of 30 consecutive days;

(v) adds a $15 million add-back into the definition of “EBITDA”; and

(vi) increases the amount of restricted payments the Company may make in cash in lieu of issuing fractional equity interests from $250 thousand to $500 thousand.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series B Preferred Stock was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by Section 4(a)(2) thereof for transactions not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the shares of Series B Preferred Stock was an isolated private transaction by the Company that did not involve a public offering, (b) there was only one recipient and (c) the representations of Investor to support such exemption.

Item 3.03	Material Modification to Rights of Security Holders.

The Series B Preferred Stock is not convertible into the Company’s Common Stock until the first business day that is three months after the Issue Date (as defined in the Certificate).

For so long as any shares of Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock will be entitled to either (i) appoint one director to our board of directors or (ii) one non-voting observer to our board of directors. Any director or board observer appointed by the holders of the Series B Preferred Stock will have representation on each committee of the board of the Company, subject to applicable legal and stock exchange requirements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2022, the Company filed a Certificate of Designations (the “Certificate”) with the Secretary of State of the State of Delaware, which amended the Company’s amended and restated Certificate of Incorporation to create the Series B Preferred Stock issued by the Company in connection with the Preferred Investment, and which is attached to this Current Report on Form 8-K as Exhibit 3.1.

The Series B Preferred Stock ranks senior to the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) and Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) with respect to rights on liquidation, winding up and dissolution.

Each share of Preferred Stock was issued with a Liquidation Preference (as defined in the Certificate) of $1,000.00, for a total initial value of $30,000,000.00. The Series B Preferred Stock is convertible at the option of the holders at any time after the three month anniversary of the issuance of the Series B Preferred Stock into the amount of shares of Common Stock per share of Series B Preferred Stock (such rate, the “Conversion Rate”) equal to the quotient of (i) $1,000.00 divided by (ii) a conversion price of $1.74 per share of Common Stock (the “Conversion Price”), subject to customary anti-dilution adjustments.

At any time following the three year anniversary of issuance of the Series B Preferred Stock, the Company may give 30 days’ notice to the holders of the Series B Preferred Stock that it intends to cause the conversion of the Series B Preferred Stock at the Conversion Rate, provided the closing sale price of the Common Stock, par value $0.01 per share (the “Common Stock”) equals or exceeds 120% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of the Company’s notice to convert and subject to certain other requirements. Upon delivery of such notice, each holder of the Series B Preferred Stock proposed to be converted will have the option, at its discretion, to have its Series B Preferred Stock converted at the then-applicable Conversion Rate or redeemed in cash at the then-applicable Redemption Price (as defined below).

At any time following the three-year anniversary of the issuance of the Series B Preferred Stock, the Company may redeem the Series B Preferred Stock, in whole or in part, for an amount in cash equal to the greater of (i) the closing sale price of the Common Stock on the date the Company delivers such notice multiplied by the number of shares of Common Stock issuable upon conversion of the outstanding Series B Preferred Stock and (ii) $1,000.00 per share of Series B Preferred Stock (the “Redemption Price”).

At any time following the 30-month anniversary of the issuance, the holders of the Series B Preferred Stock will have the option to require the Company to redeem any or all of the then-outstanding shares of Series B Preferred Stock for cash consideration equal to $1,000.00 per share of Series B Preferred Stock. If the Company is not able to effect this redemption as requested, a 12% payable-in-kind dividend would accrue on the applicable Liquidation Preference until paid.

For so long as any shares of Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock will be entitled to either (i) appoint one director to our board of directors or (ii) one non-voting observer to our board of directors. Any director or board observer appointed by the holders of the Series B Preferred Stock will have representation on each committee of the board of the Company, subject to applicable legal and stock exchange requirements.

Until conversion, the holders of the Series B Preferred Stock will vote together with the Company’s Common Stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Series B Preferred Stock.

The foregoing description of the Certificate is qualified in its entirety by reference to the full text of the Certificate, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 14, 2022, the Company issued a press release announcing among other things, the execution of the Preferred Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits.

Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of Series B Preferred Stock, dated November 14, 2022
4.1
Amendment No. 2 to Registration Rights Agreement dated November 14, 2022 by and between Charah Solutions, Inc. and BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP, Charah Holdings LP, and Charah Preferred Stock Aggregator, LP

10.1**	Series B Preferred Stock Purchase Agreement, dated as of November 14, 2022, by and between Charah Solutions, Inc. and the purchaser named on Schedule A thereto
10.2	Amendment No. 2 to Credit Agreement, dated November 14, 2022
99.1*	Press release dated November 14, 2022

*	Furnished herewith.

**  Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

	By:	/s/ Steven A. Brehm
	Name:	Steven A. Brehm
	Title:	Vice President of Legal Affairs
Dated: November 15, 2022